UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Community Bankers Trust Corporation (the “Company”) held its annual meeting of shareholders on May 15, 2015. At the annual meeting, the shareholders of the Company took the following actions:

•	The shareholders elected each of P. Emerson Hughes, Jr., Rex L. Smith, III, John C. Watkins and Robin Traywick Williams as a director for a three-year term. The elections were approved by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
P. Emerson Hughes, Jr.	12,368,473	251,513	5,211,450
Rex L. Smith, III	12,376,724	243,262	5,211,450
John C. Watkins	12,370,329	249,657	5,211,450
Robin Traywick Williams	12,360,139	259,847	5,211,450

•	The shareholders approved the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2015 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 10,510,699 votes for, 1,640,358 votes against, 468,929 abstentions and 5,211,450 broker non-votes.

•	The shareholders approved a frequency of “every year” on the advisory vote on the frequency of the advisory vote to endorse the Company’s executive compensation program. With respect to this action, there were 11,328,772 votes for “every year”, 318,140 votes for “every two years”, 600,071 votes for “every three years”, 373,003 abstentions and 5,211,450 broker non-votes. The Company will include the advisory vote to endorse the Company’s executive compensation program at each annual meeting of shareholders until the next required vote on the frequency of such advisory vote.

•	The shareholders ratified the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the 2015 year. With respect to this action, there were 17,773,152 votes for, 24,872 votes against, and 33,412 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: May 21, 2015	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary